Exhibit 10.11
SEI INVESTMENTS COMPANY
2014 OMNIBUS EQUITY COMPENSATION PLAN
1. Purpose
Effective as of the Effective Date, the SEI Investments Company 2014 Omnibus Equity Compensation Plan (the “Plan”) is hereby established as a successor to the SEI Investments Company 2007 Equity Compensation Plan (the “2007 Plan”). No additional grants shall be made after the Effective Date under the 2007 Plan. Shares of Stock authorized under the 2007 Plan but not subject to awards under the 2007 Plan as of the Effective Date shall be available for issuance or transfer under this Plan. Outstanding grants under the 2007 Plan shall continue in effect according to their terms as in effect before the Effective Date (subject to such amendments as the Committee determines, consistent with the 2007 Plan, as applicable), and the shares with respect to outstanding grants under the 2007 Plan shall be issued or transferred under this Plan.
The purpose of the Plan is to provide designated (i) Employees of the Company and its subsidiaries, (ii) Non-Employee Directors and (iii) Consultants who perform services for the Company and its subsidiaries with the opportunity to receive grants of Options, Stock Units, Stock Awards, SARs and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.
All capitalized terms shall be as defined in Section 2 below.
2. Definitions
Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)	“Board” means the Company’s Board of Directors.

(b)
“Cause” has the meaning set forth in a written agreement between the Participant and the Employer or, if there is no such agreement or no such definition, Cause means (i) an act of material dishonesty by the Participant in connection with the Participant’s responsibilities as an Employee, Director, or Consultant, (ii) the Participant’s conviction of, or plea of nolo contendere to, a felony, (iii) the Participant’s gross misconduct in connection with the Participant’s responsibilities as an Employee, Director, or Consultant, (iv) the Participant’s violation of the written policies or procedures of the Company or a Subsidiary, as applicable; or (v) the Participant’s continued failure to perform his or her responsibilities as an Employee, Director, or Consultant after the Participant has received a written demand for such performance.

(c)	“Change of Control” shall be deemed to have occurred if:
(i)    Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;
(ii)    The consummation of (1) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (2) a sale or other disposition of all or substantially all of the assets of the Company, or (3) a liquidation or dissolution of the Company; or
(iii)    After the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
Notwithstanding the foregoing, for any Grants subject to the requirements of section 409A of the Code that will become payable on a Change of Control, the transaction constituting a “Change of Control” must also constitute a “change in control event” for purposes of section 409A(a)(2)(A)(v) of the Code.

(d)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e)
“Committee” means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, as well as to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(f)	“Company” means SEI Investments Company and any successor corporation.

(g)	“Company Stock” means the common stock of the Company.

(h)
“Consultants” means any consultant or advisor who performs services for the Employer; provided that the consultant or advisor renders bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the consultant or advisor does not directly or indirectly promote or maintain a market for the Company’s securities.

(i)	“Disability” or “Disabled” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, unless otherwise provided in a Grant Agreement.

(j)
“Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(k)	“Effective Date” means May 21, 2014, provided that the Plan is approved by the shareholders of the Company on that date.

(l)
“Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(m)	“Employer” means the Company and its subsidiaries.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(p)
“Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(q)	“Full Value Award” means Grant other than an Option or SAR, and which is settled by the issuance of Company Stock.

(r)
“Good Reason” means, unless otherwise provided by the Committee, the occurrence of one or more of the following, without Participant’s consent: (i) a material diminution of the Participant’s authority, duties or responsibilities; (ii) a material change in the geographic location at which Participant must perform services for the Employer, which, for purposes of the Plan, means the requirement that the Participant perform services for the Employer at a geographic location that is more than 50 miles from the geographic location at which the Participant is required to perform services for the Employer as of the applicable date of grant; or (iii) a material diminution in the Participant’s base compensation. The Participant must provide written notice of termination for Good Reason to the Employer that employs the Participant within 30 days after the event constituting Good Reason. The Employer shall have a period of 30 days in which it may correct the act or failure to act that constitutes the grounds for Good Reason as set forth in the Participant’s notice of termination. If the Employer does not correct the act or failure to act, the Participant must terminate his or her employment for Good Reason within 30 days after the end of the cure period, in order for the termination to be considered a Good Reason termination.

(s)	“Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(t)	“Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(u)	“Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(v)	“Non-Employee Director” means a member of the Board who is not an Employee.

(w)	“Nonqualified Stock Option” means an Option that is not intended to meet the requirements of section 422 of the Code.

(x)	“Option” means an Incentive Stock Option or Nonqualified Stock Option, as described in Section 7.

(y)	“Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(z)	“Participant” means an Employee, Non-Employee Director or Consultant designated by the Committee to receive a Grant under the Plan.

(aa)	“Plan” means this SEI Investments Company 2014 Omnibus Equity Compensation Plan, as in effect from time to time.

(bb)	“SAR” means an award of a stock appreciation right, as described in Section 10.

(cc)	“Stock Award” means an award of Company Stock as described in Section 9.

(dd)	“Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.
3. Administration

(a)
Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b)
Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c)
Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grant awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants
Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement or an amendment to the Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.
5. Shares Subject to the Plan

(a)
Shares Authorized. Subject to adjustment as described in subsection (d) below, the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be the sum of the following: (i) 30,000,000 new shares, plus (ii) the number of shares of Company Stock subject to outstanding grants under the 2007 Plan as of the Effective Date, plus (iii) the number of shares of Company Stock remaining available for issuance or transfer under the 2007 Plan but not subject to previously exercised, vested or paid Grants as of the Effective Date. All shares reserved for issuance or transfer under this Plan may be used for Incentive Stock Options.

(b)
Source of Shares; Share Counting. Shares of Company Stock issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the

Company on the open market for purposes of the Plan. Each share of Company Stock that is actually issued or transferred pursuant to a Full Value Award will count as three shares against the share limits in subsection (a) (i.e., on a 1:3 ratio) and each share of Company Stock that is actually issued or transferred pursuant to a Grant other than a Full Value Award (other than a Grant paid in cash) will count as one share against the share limits in subsection (a) (i.e., on a 1:1 ratio). If and to the extent Options or SARs granted under the Plan (including stock options granted under the 2007 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan, taking into account the ratios described above. Notwithstanding anything to the contrary contained herein: (i) shares of Company Stock surrendered or withheld in payment of the Exercise Price of an Option shall count against the aggregate plan limit described above, taking into account the ratios described above; and (ii) shares of Company Stock withheld by the Company to satisfy any tax withholding obligation shall count against the aggregate plan limit described above, taking into account the ratios described above. If SARs are exercised, the full number of shares subject to the SARs shall be considered issued or transferred under the Plan, without regard to the number of shares issued or transferred upon settlement of the SARs and without regard to any cash settlement of the SARs. To the extent that other Grants are designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the aggregate plan limit described above. The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Company Stock that may be issued or transferred under this Plan, but shall not apply for purposes of determining the maximum number of shares of Company Stock with respect to which Grants may be made to any Participant under this Plan. For the avoidance of doubt, if shares of Company Stock are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such shares may not again be made available for issuance or transfer under this Plan.

(c)
Individual Limits. All Grants under the Plan (other than Dividend Equivalents) shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock that may be subject to such Grants that are granted to any individual during any calendar year shall be 250,000 shares, subject to adjustment as described in subsection (d) below. The individual share limit set forth above in this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents or other cash payments with respect to Grants under the Plan during any calendar year in excess of $2,000,000. The maximum number of shares of Company Stock that may be covered by Nonqualified Stock Options or SARs granted to any individual Non-Employee Director during any calendar year under the Plan is 30,000, and the maximum number of shares of Company Stock that may be covered by Full-Value Awards granted to any individual Non-Employee Director during any calendar year under the Plan is 10,000.

(d)
Adjustments. If there is any change in the number, kind or value of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance or transfer under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued or transferred shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A and 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a)	Eligible Persons. All Employees, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.

(b)
Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Consultants to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7. Options

(a)
General Requirements. The Committee may grant Options to an Employee, Non-Employee Director or Consultants upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Consultants.

(b)	Type of Option, Price and Term.
(i)    The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Consultants.
(ii)    The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.
(iii)    The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c)	Exercisability of Options.
(i)    Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(ii)    The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.
(iii)    Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d)
Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is actively employed by the Employer, or actively providing service as a Non-Employee Director or Consultant; provided that for this purpose a Participant shall not be considered actively employed by or actively providing services to the Employer during any paid notice or severance period. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of active employment or active service.

(e)
Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash or by check, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f)
Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8. Stock Units

(a)
General Requirements. The Committee may grant Stock Units to an Employee, Non-Employee Director or Consultant, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b)
Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)
Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d)
Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e)
Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants as and when the underlying Stock Units are payable, or may be deferred. All Dividend Equivalents shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9. Stock Awards

(a)
General Requirements. The Committee may issue shares of Company Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)
Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)
Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)
Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10. Stock Appreciation Rights

(a)
General Requirements. The Committee may grant SARs to Employees, Non-Employee Directors or Consultants separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b)
Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)
Exercisability; Term. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

(d)
Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)
Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f)
Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11. Other Stock-Based Awards
The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Non-Employee Directors and Consultants, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.
12. Qualified Performance-Based Compensation

(a)
Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b)
Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c)
Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: earnings or earnings growth (including but not limited to earnings per share or net income); economic profit; shareholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total shareholder return; regulatory compliance; satisfactory internal or external audits; improvement of financial or credit ratings; achievement of asset quality objectives; achievement of balance sheet or income statement objectives, including, without limitation, capital and expense management; efficiency ratio; non-interest income to total revenue ratio; net interest margin; credit quality measures (including non-performing asset ratio, net charge-off ratio, and reserve coverage of non-performing loans); net operating profit; loan growth; deposit growth; non-interest income growth; market share; productivity ratios; or achievement of risk management objectives. Such performance goals may also be particular to a Participant or the division, department, branch, line of business, subsidiary or other unit in which the Participant works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Committee. Performance goals need not be uniform among Participants.

(d)
Timing of Establishment of Goals. Performance goals must be pre-established by the Committee. A performance goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal. However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.

(e)
Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f)
Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13. Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.
14. Withholding of Taxes

(a)
Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)
Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15. Transferability of Grants

(a)
Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)
Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16. Consequences of a Change of Control
Unless otherwise set forth in a Grant Agreement, with respect to Options, Stock Units, Stock Awards, SARs or Other Stock-Based Awards, if (a) a Change of Control occurs and (b) during the period commencing on the date of the Change of Control and ending on the date that is 24 months following the Change of Control, the Participant’s employment or service with the Employer is terminated (i) by the Employer without Cause, (ii) by the Participant for Good Reason, (iii) by the Employer on account of the Participant’s Disability or (iv) on account of the Participant’s death, then all outstanding Options and SARs shall vest and become exercisable and all other outstanding Grants shall vest and all restrictions pertaining to such other Grants shall lapse and have no further effect. For the purposes of this Section 16, any Award that vests based on the attainment of performance goals shall vest assuming that the performance goals were attained at the target level of performance, or at such greater level of performance as the Committee may determine. To the extent Options and SARs vest and become exercisable in accordance with this Section 16, they will remain exercisable for 12 months following the termination of the Participant’s employment or service, provided that, in no event shall any Option or SAR be exercisable after the expiration of its term.
17. Requirements for Issuance of Shares
No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.
18. Amendment and Termination of the Plan

(a)
Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)
No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

(c)
Shareholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d)
Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair Grants outstanding or the power and authority of the Committee with respect to an outstanding Grant.

19. Miscellaneous

(a)	Effective Date. The Plan shall be effective as of the Effective Date, if approved by the Company’s shareholders on such date.

(b)
Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c)	Compliance with Law.
(1)    The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(2)    The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.
(3)    Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.
(4)    Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(d)	Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e)
Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)
Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director, Consultant or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g)
No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)
Employees Subject to Taxation outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i)
Clawback Rights. All Grants under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or

Committee, whether or not approved before or after the effective date of the Plan.

(j)
Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within [one] year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based.

(k)
Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.